UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  June 7, 2019

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ  08037

(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SJI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Five-Year Revolving Credit Agreement

On June 7, 2019, South Jersey Industries, Inc. (the “Company”) entered into an amendment (the “Amendment”) with Wells Fargo National Bank, National Association, as administrative agent (the “Administrative Agent”), and the several lenders party thereto to that Five-Year Revolving Credit Agreement dated as of August 7, 2017 (as previously amended, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”) among the Company, the Administrative Agent and the several lenders from time to time party thereto.

The Amendment increased by $100 million the amount the Company can borrow under the Credit Agreement in the form of revolving loans from a total aggregate amount of $400 million to $500 million.  In addition, as part of the total $500 million extension of credit, the Credit Agreement provides for swingline loans (in an amount not to exceed an aggregate of $50 million (increased from $40 million)) and letters of credit (in an unchanged amount not to exceed an aggregate of $200 million), each at the applicable interest rates specified in the Credit Agreement.  Subject to certain conditions set forth in the Credit Agreement, the Company may increase the revolving credit facility up to a maximum aggregate amount of $100 million (for a total facility of up to $600 million), although no lender is obligated to increase its commitment.

Except as set forth above, the Amendment does not materially alter the Credit Agreement.  Proceeds from borrowings under the Credit Agreement may be used for general corporate purposes.

At the Company’s election, loans under the Credit Agreement bear interest at a variable base rate or a variable London Interbank Offered Rate (“LIBOR”).  Interest on base rate loans will be equal to the highest of: (a) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.5%; (b) the Administrative Agent’s daily “prime rate”; and (c) the one-month LIBOR rate plus 1%; plus in each case, an applicable margin that may range from zero to 0.475%, depending on the Company’s Debt Rating (as defined in the Credit Agreement).  Interest on LIBOR loans will be determined by reference to LIBOR plus an applicable margin that may range from 0.9% to 1.475%, depending on the Company’s Debt Rating.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0 (as such terms are defined in the Credit Agreement).  The Credit Agreement also contains customary events of default.

Many of the lenders under the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates of certain of these lenders have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Amendment, including as Annex A thereto a conformed copy of the Credit Agreement, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summaries of the Amendment and the Credit Agreement are qualified in their entirety by reference to the text of the Amendment and the Credit Agreement filed herewith.

Amendment to Two-Year Revolving Credit Agreement of Elizabethtown Gas Company and Elkton Gas Company

On June 7, 2019, the Company, Elizabethtown Gas Company (“ETG”), Elkton Gas Company (“Elkton”), SJI Utilities, Inc. (“SJIU” and together with ETG and Elkton, each a “Borrower” and, collectively, the “Borrowers”) entered into an amendment with JPMorgan Chase Bank, N.A., as administrative agent (the “ETG/Elkton Administrative Agent”), and the several lenders party thereto (the “ETG/Elkton Amendment”) to that Two-Year Revolving Credit Agreement dated as of June 29, 2018 (as previously amended, the “Existing ETG/Elkton Credit Agreement” and the Existing ETG/Elkton Credit Agreement, as amended by the ETG/Elkton Amendment, the “ETG/Elkton Credit Agreement”), among SJI, ETG, Elkton, the ETG/Elkton Administrative Agent and the several lenders from time to time party thereto.

The Company entered into the ETG/Elkton Credit Agreement for the purpose of acting as a guarantor to Elkton’s obligations under the ETG/Elkton Credit Agreement.

SJIU is a wholly-owned subsidiary of SJI, and each of ETG and Elkton are wholly-owned subsidiaries of SJIU.  The principal purposes of the ETG/Elkton Amendment were to add SJIU as an additional Borrower under the Credit Agreement and to extend the termination date of the ETG/Elkton Credit Agreement from June 29, 2020 to June 7, 2021.

Except as set forth above, the ETG/Elkton Amendment does not materially alter the ETG/Elkton Credit Agreement.  Proceeds from borrowings under the ETG/Elkton Credit Agreement may be used for general corporate purposes.

The ETG/Elkton Credit Agreement provides for the extension of credit to the Borrowers by the lenders thereunder in a total aggregate amount of $200 million in the form of revolving loans up to the full $200 million amount of the facility.  In addition, as part of the total $200 million extension of credit, the ETG/Elkton Credit Agreement provides for swingline loans (in an amount not to exceed an aggregate of $20 million) and letters of credit (in an amount not to exceed an aggregate of $50 million), each at the applicable interest rates specified in the ETG/Elkton Credit Agreement.  Subject to certain conditions set forth in the ETG/Elkton Credit Agreement, the Borrowers may increase the revolving credit facility up to a maximum aggregate amount of $50 million (for a total facility of up to $250 million), although no lender is obligated to increase its commitment.

At the election of the applicable Borrower, the revolving loans will bear interest at a variable base rate or a variable LIBOR.  Interest per annum on base rate loans will be equal to the highest of (i) the NYFRB Rate (as defined in the ETG/Elkton Credit Agreement) plus 0.50%, (ii) the ETG/Elkton Administrative Agent’s daily “prime rate” and (iii) the one-month LIBOR Rate plus 1%, plus in each case, an applicable margin that may range from zero to 0.375%, depending on the applicable Borrower’s Debt Rating (as defined in the ETG/Elkton Credit Agreement).  Interest on LIBOR loans will be determined by reference to LIBOR plus an applicable margin that may range from 0.690% to 1.375% depending on the applicable Borrower’s Debt Rating.

The ETG/Elkton Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of each Borrower and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0 (as such terms are defined in the ETG/Elkton Credit Agreement).  The ETG/Elkton Credit Agreement also contains customary events of default.

Many of the lenders under the ETG/Elkton Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates of certain of these lenders have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the ETG/Elkton Amendment, including as Annex A thereto a conformed copy of the ETG/Elkton Credit Agreement, is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summaries of the ETG/Elkton Amendment and the ETG/Elkton Credit Agreement are qualified in their entirety by reference to the text of the ETG/Elkton Amendment and the ETG/Elkton Credit Agreement filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1
Third Amendment to Five-Year Revolving Credit Agreement and Commitment Increase Agreement dated as of June 7, 2019 between the Company, the lenders party thereto and Wells Fargo National Bank, National Association, as administrative agent, including as Annex A thereto, a conformed copy of the Credit Agreement, as amended.

10.2
Second Amendment to Two-Year Revolving Credit Agreement and Extension Agreement dated as of June 7, 2019 among the Company, ETG, Elkton, SJIU, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including as Annex A thereto, a conformed copy of the ETG/Elkton Credit Agreement, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: June 12, 2019	By:	/s/ Cielo Hernandez
Name: Cielo Hernandez Title: Senior Vice President & Chief Financial Officer